Exhibit 5.3

December 14, 2012

Casella Waste Systems, Inc.

25 Green Hill Lane

Rutland, Vermont 05701

Re:	Vermont Guarantors that are Additional Registrants to the Registration Statement dated November 2, 2012 issued by CASELLA WASTE SYSTEMS, INC.

Ladies and Gentlemen:

We act as special counsel to the following Vermont entities (collectively, the “Vermont Guarantors” and each, a “Vermont Guarantor”):

1.	All Cycle Waste, Inc.

2.	Bristol Waste Management, Inc.

3.	C.V. Landfill, Inc.

4.	Casella Waste Management, Inc.

5.	New England Waste Services, Inc.

6.	New England Waste Services of Vermont, Inc.

7.	Newbury Waste Management, Inc.

8.	Sunderland Waste Management, Inc.

9.	Winters Brothers, Inc.

10.	Casella Transportation, Inc.

11.	Casella Major Account Services, LLC

The first ten Vermont Guarantors listed above are Vermont corporations and are referred to as the “Corporate Vermont Guarantors”. The remaining Vermont Guarantor is a Vermont limited liability company and is referred to as the “LLC Vermont Guarantor”.

This opinion is furnished to you in connection with the Registration Statement on Form S-4, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance and exchange of up to $128,035,000 aggregate principal amount of 7.75% Senior Subordinated Notes due 2019 (the “Exchange Notes”) of Casella Waste Systems, Inc., a Delaware corporation (the “Company”). The Exchange Notes are to be issued pursuant to an indenture, dated as of February 7, 2011, among the Company, the guarantors listed therein and U.S. Bank National Association, as trustee (the “Trustee”) (the “Indenture”).

Casella Waste Systems, Inc.

December 14, 2012

For the purpose of this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

a)	The Articles of Association or Articles of Incorporation (as amended, if applicable), as the case may be, of each Corporate Vermont Guarantor;

b)	The Articles of Organization of the LLC Vermont Guarantor;

c)	Each Corporate Vermont Guarantor’s Bylaws;

d)	The LLC Vermont Guarantor’s Limited Liability Company Operating Agreement;

e)	The resolutions adopted by the directors of each Corporate Vermont Guarantor and by the member of the LLC Vermont Guarantor authorizing each Vermont Guarantor to execute the Transaction Documents to which it is a party and to take the actions contemplated therein;

f)	Certificates of Good Standing regarding each of the Vermont Guarantors issued by the Vermont Secretary of State dated November 28, 2012 (the “Good Standing Certificates”);

g)	A certificate dated as of December 3, 2012 and executed by an officer of each Vermont Guarantor certifying certain factual matters (the “Officer’s Certificates”);

h)	The Registration Statement;

i)	The Indenture;

j)	The Exchange Notes; and

k)	The Subsidary Guarantee of the Exchange Notes.

Documents (a) through (g) are referred to collectively as the “Business Entity Documents.” Copies of Documents (a) through (d) were provided to us by an associate general counsel for Casella Waste Systems, Inc., and we have relied on Casella Waste Systems, Inc. to provide us with true and complete copies of such documents. Documents (h) through (k) are referred to collectively as the “Transaction Documents.” The Business Entity Documents and the Transaction Documents are referred collectively as the “Documents.”

In rendering the opinions set forth below, we have, with your consent, relied only upon the examination of the Documents and have made no independent verification or investigation as to the factual matters set forth in the Documents.

In our examination, we have assumed the genuineness of all signatures, the legal competence of all natural persons signing documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, email and facsimile transmissions thereof, and the authenticity of the originals of such documents. We have assumed that the Business Entity Documents provided to us are complete and current.

Casella Waste Systems, Inc.

December 14, 2012

We express no opinion as to the laws of any jurisdiction other than the State of Vermont and the federal laws applicable to the State of Vermont. The opinions expressed herein are made as of the date of this opinion, and are limited to the laws of effect on the date of this opinion.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Furthermore, we express no opinion (i) as to any federal or state securities or blue sky laws, including without limitation, the securities laws of the State of Vermont, (ii) as to the tax good standing of the Vermont Guarantors in any jurisdiction, including without limitation, the State of Vermont, (iii) as to the enforceability of the Transaction Documents, (iv) as to the permissibility of the method of the computation of interest made pursuant to the Transaction Documents, and (v) as to the permissibility of any charges made pursuant to the Transaction Documents. Additionally, we have, with your consent, assumed and relied to the extent we have deemed appropriate upon the following:

A) the accuracy and completeness of all certificates and other statements, documents, and records reviewed by us, and the accuracy and completeness of all representations, warranties, schedules, and exhibits contained in the Transaction Documents, with respect to the factual matters set forth therein; and

B) each Transaction Document constitutes the legal, valid, and binding obligation of each party thereto enforceable against such party in accordance with its terms.

We have not undertaken any independent investigation, examination, or inquiry to determine the existence or absence of any facts (and have not caused the review of any court files or indices), and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

No specific assumption or qualification contained herein may be interpreted to restrict the generality of an assumption or qualification expressed in general terms that may include the subject matter of such specific assumption or qualification.

Based upon and subject to the foregoing, we are of the opinion that:

1.	Each Vermont Guarantor has been duly organized and is validly existing and in good standing under the laws of the State of Vermont.

2.	Each Vermont Guarantor has the corporate or limited liability company power, as the case may be, and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and to enter into and to perform its obligations under each of the Transaction Documents. Based solely upon the Officer’s Certificates and the copies of executed Transaction Documents provided to us, the Transaction Documents have been duly authorized by all requisite corporate or limited liability company action, duly authorized, duly executed and delivered by each Vermont Guarantor.

Casella Waste Systems, Inc.

December 14, 2012

3.	The execution and delivery of, and each Vermont Guarantor’s performance of its obligations under, the Transaction Documents do not conflict with or breach any Vermont Guarantor’s Articles of Incorporation, Articles of Organization, bylaws, limited liability company operating agreement, or other organizational or governing documents and do not violate the provisions of any law, rule, regulation or administrative or court decree of the State of Vermont.

4.	The Guarantees of the Notes by the Vermont Guarantors are in the respective forms contemplated by the Indenture, have been duly authorized for issuance pursuant to the Registration Rights Agreement and the Indenture and have been duly executed by each Vermont Guarantor.

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We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations, and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

It is understood that this opinion is to be used only in connection with the Exchange Offer and exchange of the Exchange Notes while the Registration Statement is in effect. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Amendment No. 2 to the Registration Statement on Form S-4, filed by the Company in connection with the registration of the Exchange Notes, and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

PAUL FRANK + COLLINS P.C.
/s/ Paul Frank + Collins P.C.